UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note.

On January 28, 2021, Byline Bancorp, Inc. (the “Holding Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing that the Board of Directors of the Holding Company (the “Board”) approved the appointment of Mr. Roberto R. Herencia, Chairman of the Board of the Holding Company and Byline Bank (the “Bank”, and together with the Holding Company, the “Company”), as executive Chairman and Chief Executive Officer of the Holding Company, effective February 12, 2021. This Amendment No. 1 to the Form 8-K is being filed to include disclosure regarding changes to Mr. Herencia’s compensation and his new employment agreement with the Company as a result of his assumption of this additional role.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Roberto R. Herencia Employment Agreement– Executive Chairman and Chief Executive Officer of the Holding Company

On February 19, 2021, the Company entered into an employment agreement with Mr. Herencia in connection with his appointment as executive Chairman and Chief Executive Officer of the Holding Company effective as of February 12, 2021, and his role as executive Chairman of the Board of Directors of the Bank (the “Employment Agreement”). The Employment Agreement is for an initial term of three years and includes an automatic one year extension at the end of each term following the initial term unless notice of termination is provided not less than 120 days prior to the end of such term. In addition, the Employment Agreement will terminate on the termination of Mr. Herencia’s employment. Upon the occurrence of a Change in Control (as such term is defined in the Employment Agreement), the term of the Employment Agreement will renew for the period expiring on the second anniversary of such Change in Control and will automatically renew for one year on each subsequent anniversary of such date thereafter, unless at any time not less than 120 days prior to the end of such term either the Company or Mr. Herencia notifies the other in writing of the intention not to further extend the term.

During the term of the Employment Agreement, Mr. Herencia serves as executive Chairman and Chief Executive Officer of the Holding Company, reporting to the Board, and executive Chairman of the Board of Directors of the Bank. The Employment Agreement provides for an annual base salary of $825,000 (which may be increased but not decreased), eligibility to participate in (1) the Company’s Executive Incentive Plan, with an annual target cash bonus of 75% of his annual base salary (or such other percentage as the Board may determine), and (2) the Company’s long-term incentive awards annually under the Holding Company’s 2017 Omnibus Incentive Compensation Plan (the “2017 Plan”), with an annual long-term incentive award target equal to 85% of his annual base salary. In connection with entering into the Employment Agreement, on February 19, 2021, Mr. Herencia was awarded a restricted stock award of 109,475 shares of the Holding Company’s common stock under the 2017 Plan, vesting in equal installments at the end of 2021, 2022 and 2023, pursuant to a restricted share award agreement substantially in the Holding Company’s customary form. Additional information regarding the Company’s compensation programs, including the Executive Incentive Plan and the 2017 Plan, can be found in the Holding Company’s definitive proxy statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2020.

The Employment Agreement also includes severance benefits that are subject to signing a release. If the Company terminates Mr. Herencia without “cause” (and not due to Disability (as such term is defined in the Employment Agreement) or Mr. Herencia resigns for “good reason” (provided that the expiration of the term of the Employment Agreement following the delivery by the Company of a notice of non-renewal of such term shall be deemed to be a termination of Mr. Herencia’s employment by the Company without “cause”), other than on or following the occurrence of a Change in Control, he will be entitled to (each capitalized term as defined in the Employment Agreement): (1) the Accrued Amounts and any Unpaid EIP; (2) a Pro Rata Bonus; and (3) a cash amount equal to the sum of (a) the Severance Amount plus (b) the Applicable COBRA Amount, payable in substantially equal installments over 24 months following termination of employment. In the event Mr. Herencia is terminated without “cause” (and not due to Disability) or he resigns for “good reason” within two years following a Change in Control, he will be entitled to: (1) the Accrued Amounts and any Unpaid EIP; (2) a Pro Rata Bonus; and (3) a cash amount equal to the sum of (a) the CIC Severance Amount (as such term is defined in the Employment Agreement) plus (b) the Applicable COBRA Amount, payable in lump sum within 15 days after the release becomes effective.

“Cause” generally means: (1) a willful and continued failure to perform substantially one’s duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of one’s duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics or standards of conduct of the Company, or violation of a fiduciary duty to the Company; or (5) a breach of the Company’s Agreement Protecting Company Interests.

“Good reason” generally means: (1) any material reduction in Mr. Herencia’s base salary; (2) any material adverse change in Mr. Herencia’s title, position, authority or reporting relationships, including, without limitation, ceasing to be the executive

Chairman and Chief Executive Officer of a publicly-traded company; (3) the requirement to relocate Mr. Herencia’s principal place of employment to a location in excess of 50 miles from the his principal work location on the date of the Employment Agreement; or (4) the failure to nominate Mr. Herencia to, or his removal from, the Board or the Board of Directors of the Bank.

The Employment Agreement also provides that in the event his employment terminates due to death or Disability, Mr. Herencia or his estate would be entitled to receive, in addition to any accrued but unpaid compensation or benefits, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination and a pro rata portion of his bonus for the fiscal year in which the termination occurs, payable at the time that such bonuses are paid to other senior executives for such year. In addition, in the event of his death, Mr. Herencia’s beneficiary would be entitled to a lump sum cash amount equal to $750,000.

As a condition to the Employment Agreement, Mr. Herencia has entered into an Agreement Protecting Company Interests with the Company, which contains (1) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and after, (2) a customer and employee non-solicit during employment and for 18 months following termination of employment, and (3) assignment of inventions and non-disparagement provisions.

The foregoing description of the Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Designation of Lead Independent Director

In connection with the appointment of Mr. Herencia as executive Chairman and Chief Executive Officer of the Holding Company, the Board designated Mr. Antonio del Valle Perochena, a current director of the Holding Company and the Bank, as Lead Independent Director of the Holding Company, effective February 12, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 104	Employment Agreement, dated February 19, 2021, by and among Byline Bancorp, Inc., Byline Bank and Roberto R. Herencia. Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: February 19, 2021	By:	/s/ Alberto J. Paracchini
	Name:	Alberto J. Paracchini
	Title:	President

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